At RF Micro Devices                                                                            At the Financial Relations Board
Dean Priddy                               Douglas DeLieto                                     Joe Calabrese
Chief Financial Officer                VP, Investor Relations                            (212) 827-3772
(336) 931-7975                         (336) 931-7968

FOR IMMEDIATE RELEASE
October 24, 2006

RF MICRO DEVICES DELIVERS RECORD QUARTERLY REVENUE

Company Currently Expects Record Revenue And Improved Profitability In December Quarter

 Quarterly Highlights:

  Quarterly Revenue Increases For The Sixth Consecutive Quarter, To A Record $246.9 Million
  GAAP Loss Per Share Equals $(0.10), Including Previously Announced $33.9 Million Non-Cash Impairment Of Jazz Investment, $9.3 Million Of Non-Cash Share-Based Compensation Expense And $0.5 Million Of Non-Cash Amortization Of Intangibles
  Non-GAAP Diluted Earnings Per Share Equals $0.11, Excluding Non-Cash Impairment Of Jazz Investment, Non-Cash Share-Based Compensation Expense And Non-Cash Amortization Of Intangibles
  RFMD Currently Expects Record December Quarterly Revenue Of $264 To $280 Million
  RFMD Currently Expects December Quarterly Diluted Earnings Per Share Of $0.10 - $0.12 On A GAAP Basis And Approximately $0.12 - $0.14 On A Non-GAAP Basis

GREENSBORO, N.C., October 24, 2006 -- RF Micro Devices, Inc. (Nasdaq: RFMD), a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications, today reported financial results for its fiscal 2007 second quarter ended September 30, 2006.  Quarterly revenue grew approximately 39% year-over-year and 3.6% sequentially to a record $246.9 million, and operating income totaled $13.0 million, on a GAAP basis, and $22.8 million, on a non-GAAP basis.  RFMD's September quarterly results reflected strength at the world's leading handset manufacturers, market share gains in RF semiconductors and record demand for RFMD's cellular transceivers and transmit modules.

Business Highlights

Revenue

    Record revenue was driven by increased sales to the world's largest handset original equipment manufacturers (OEMs)

    Sales of POLARIS™ TOTAL RADIO™ solutions grew 13% sequentially to 30% of total revenue

    RFMD is booked for sequential quarterly revenue growth, reflecting record unit demand for cellular handsets

Cellular

        RFMD extended its leadership in cellular transmit modules, which represented greater than 50% of total power amplifier revenue

        Sales of POLARIS™ TOTAL RADIO™ solutions increased for the ninth consecutive quarter

        RFMD continued to advance toward production readiness of its next-generation POLARIS™ 3 solution, as additional transceiver design wins were secured in future cellular handsets

        RFMD anticipates POLARIS™  sales will continue to grow sequentially in the December quarter and will achieve year-over-year growth in calendar 2007

Wireless Connectivity

        RFMD experienced strong design momentum for WLAN front end modules and power amplifiers at the world's top-five handset makers and across multiple non-handset applications, including access points, mobile computing and consumer electronics

        RFMD released its software-based RF8110 GPS solution and anticipates production shipments in the first half of calendar 2007

        The SiW3500 Bluetooth® radio processor was qualified on the reference designs of two Asia-based baseband manufacturers

Infrastructure

        RFMD sampled 60-, 90- and 120-watt Gallium Nitride (GaN) WCDMA high power amplifiers (HPAs) to leading base station customers

        RFMD sampled 6- to 12-watt GaN Power ICs for WiMAX, Public Mobile Radio and other wideband applications

GAAP and non-GAAP financial measures are presented in the tables below, and non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS
(in millions, except percentages and per share data)	Q2 Fiscal 2007	Q1 Fiscal 2007	% Change vs. Q1 2007	Q2 Fiscal 2006	% Change vs. Q2 2006

Revenue	$246.9	$238.3	3.6%	$177.0	39.5%
Gross Margin	34.9%	33.4%	1.5 ppt	36.0%	(1.1)ppt
Operating Income	$13.0	$14.0	(7.2)%	$5.5	134.7%
Net (Loss) Income	$(20.0)	$13.9	N/M	$5.9	N/M
Diluted EPS	$(0.10)	$0.07	N/M	$0.03	N/M
NON-GAAP RESULTS (excluding share-based compensation, amortization, discontinuation of WLAN chipset development efforts and impairment charge)
(in millions, except percentages and per share data)	Q2 Fiscal 2007	Q1 Fiscal 2007	% Change vs. Q1 2007	Q2 Fiscal 2006	% Change vs. Q2 2006

Revenue	$246.9	$238.3	3.6%	$177.0	39.5%
Gross Margin	35.3%	34.4%	0.9 ppt	36.3%	(1.0)ppt
Operating Income	$22.8	$20.0	14.0%	$8.3	174.2%
Net Income	$23.7	$19.9	18.9%	$8.7	171.9%
Diluted EPS	$0.11	$0.09	18.7%	$0.04	151.6%

N/M = Not Meaningful

Financial Guidance And Business Outlook
RFMD anticipates continued cellular product market share gains in the December 2006 quarter, driven by sales of GSM/GPRS and GSM/EDGE cellular transceivers, power amplifier modules and transmit modules.  RFMD believes it is benefiting from strength at its largest customers and robust overall unit demand for cellular handsets.

        Revenue in the December 2006 quarter is currently expected to be in the range of $264 million to $280 million, representing sequential growth of approximately 7% to 13% and year-over-year growth of approximately 27% to 35%

        Quarterly GAAP net income in the December 2006 quarter is currently expected to be in the range of $0.10 to $0.12 per diluted share, including estimated non-cash share-based compensation expense and non-cash amortization of intangibles of approximately $3.3 million in the aggregate

        Quarterly non-GAAP net income is currently expected to be in the range of $0.12 to $0.14 per share, excluding non-cash share-based compensation expense and non-cash amortization of intangibles

The methodology used by RFMD to estimate non-cash share-based compensation expense does not factor in items such as new grants, terminations or amounts that may be capitalized in inventory, and the methodology used to estimate intangible amortization assumes no additional intangible assets are recorded.  RFMD currently cannot estimate the impact of non-cash share-based compensation expense on gross margin or operating expenses and will provide this information with its December quarterly results.  Accordingly, actual quarterly results may differ from these estimates, and such differences may be material.

Comments From Management
Bob Bruggeworth, president and CEO of RF Micro Devices, said, "The cellular market remains strong, and RFMD continues to benefit from strategic R&D and manufacturing investments made to capture growth.  POLARIS™ product revenue continues to set records, and we are very well represented in future generation handsets with leading OEMs.  In addition, we continue to extend our market leadership in cellular transmit modules and expect growth in this key product segment as we leverage customer relationships, design resources and our world class supply chain.  Overall, RFMD is enjoying increased dollar content in cellular handsets as we deliver more functionality and value to our customers. We expect this trend to strengthen as the industry consolidates and as leading customers increase their reliance on those suppliers capable of delivering increased levels of value and integration."

Dean Priddy, CFO and vice president, finance and administration of RF Micro Devices, said, "We are pleased with the improvement in our top line and bottom line results.  In particular, our gross margin improvement exceeded the guidance we provided in the June quarterly earnings release and conference call.  The improvement in gross margin is a direct result of investments RFMD has made to lower its manufacturing costs, including in-sourced assembly in our Beijing facility, in-sourced GaAs pHEMT production and ongoing yield improvement initiatives."

Non-GAAP Financial Measures

RFMD reports gross margin, operating income, net income and earnings per share (EPS) on a GAAP basis and non-GAAP basis. RFMD believes non-GAAP financial measures provide useful supplemental information to investors and facilitate a better understanding of results of operations as seen through the eyes of management. RFMD has chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and analyze financial performance without the impact of certain non-cash expenses or unusual items that may obscure trends in RFMD's underlying performance. Management uses these non-GAAP financial measures internally to make strategic decisions, forecast future results and evaluate RFMD's current performance. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures and may differ from non-GAAP financial measures used by other companies.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.earnings.com or http://www.rfmd.com (under Investor Info). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3000 and entering pass code 11072983.

About RFMD

RF Micro Devices, Inc. (Nasdaq: RFMD) is a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications. RFMD's power amplifiers, transmit modules, cellular transceivers and system-on-chip (SOC) solutions enable worldwide mobility, provide enhanced connectivity and support advanced functionality in current- and next-generation mobile handsets, cellular base stations, wireless local area networks (WLANs), wireless personal area networks (WPANs) and global positioning systems (GPS). Recognized for its diverse portfolio of state-of-the-art semiconductor technologies and vast RF systems expertise, RFMD is a preferred supplier enabling the world's leading mobile device manufacturers to deliver advanced wireless capabilities that satisfy current and future market demands.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2006	2005

Total revenue	$246,919	$177,004

Costs and expenses:
Cost of goods sold (1)	160,778	113,255
Research and development (1)	46,473	39,461
Marketing and selling (1)	14,480	12,079
General and administrative (1)	12,141	6,497
Other operating expense	32	166

Total costs and expenses (1)	233,904	171,458

Operating income	13,015	5,546
Impairment of Jazz investment	(33,865)	-
Other income (expense), net	1,412	641

(Loss) income before income taxes	$(19,438)	$6,187
Income tax expense	(539)	(250)

Net (loss) income	$(19,977)	$5,937

Net (loss) income per share, diluted	$(0.10)	$0.03

Weighted average outstanding diluted shares	191,670	192,195

(1)

	Three Months Ended September 30, 2006			Three Months Ended September 30, 2005
	As Reported	Share-based Compensation	Net	As Reported	Share-based Compensation	Net
Total costs and expenses:
Cost of goods sold	$160,778	$768	$160,010	$113,255	$389	$112,866
Research and development	46,473	1,997	44,476	39,461	658	38,803
Marketing and selling	14,480	1,705	12,775	12,079	585	11,494
General and administrative	12,141	4,819	7,322	6,497	543	5,954
Other operating expense	32	-	32	166	-	166
Total costs and expenses	$233,904	$9,289	$224,615	$171,458	$2,175	$169,283

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended September 30,
	2006	2005

Total revenue	$485,254	$336,388

Costs and expenses:
Cost of goods sold (1)	319,457	218,329
Research and development (1)	90,359	78,174
Marketing and selling (1)	27,890	24,135
General and administrative (1)	20,403	13,165
Other operating expense (income)	98	(684)

Total costs and expenses (1)	458,207	333,119

Operating income	27,047	3,269
Impairment of Jazz investment	(33,865)	-
Other income (expense), net	2,364	553

(Loss) income before income taxes	$(4,454)	$3,822
Income tax expense	(1,588)	(602)

Net (loss) income	$(6,042)	$3,220

Net (loss) income per share, diluted	$(0.03)	$0.02

Weighted average outstanding diluted shares	191,345	191,315

(1)

	Six Months Ended September 30, 2006			Six Months Ended September 30, 2005
	As Reported	Share-based Compensation	Net	As Reported	Share-based Compensation	Net
Total costs and expenses:
Cost of goods sold	$319,457	$2,985	$316,472	$218,329	$614	$217,715
Research and development	90,359	3,448	86,911	78,174	1,008	77,166
Marketing and selling	27,890	2,567	25,323	24,135	996	23,139
General and administrative	20,403	5,754	14,649	13,165	602	12,563
Other operating expense (income)	98	-	98	(684)	-	(684)
Total costs and expenses	$458,207	$14,754	$443,453	$333,119	$3,220	$329,899

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2006	2006	2005

GAAP operating expenses	$73,126	$65,624	$58,203
Share-based compensation expense	8,521	3,248	1,786
Amortization of intangible assets	285	289	273
Discontinuation of WLAN chipset development efforts	32	67	166
Non-GAAP operating expenses	64,288	62,020	55,978

GAAP operating income	13,015	14,032	5,546
Share-based compensation expense	9,289	5,466	2,174
Amortization of intangible assets	503	473	441
Discontinuation of WLAN chipset development efforts	32	67	166
Non-GAAP operating income	22,839	20,038	8,327

GAAP net (loss) income	(19,977)	13,934	5,937
Impairment of Jazz investment	33,865	-	-
Share-based compensation expense	9,289	5,466	2,174
Amortization of intangible assets	503	473	441
Discontinuation of WLAN chipset development efforts	32	67	166

Non-GAAP net income	23,712	19,940	8,718
Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	1,050	1,049	1,035
Non-GAAP net income plus assumed conversion of notes-Numerator for diluted income per share	$24,762	$20,989	$9,753

GAAP weighted average outstanding diluted shares	191,670	225,706	192,195
Adjustments:
Diluted stock options	2,484	-	-
Assumed conversion of 1.50% convertible notes	30,144	-	30,144
Non-GAAP weighted average outstanding diluted shares	224,298	225,706	222,339

Non-GAAP net income per share, diluted	$0.11	$0.09	$0.04

GAAP gross margin percentage	34.9%	33.4%	36.0%
Adjustment for share-based compensation	0.3%	0.9%	0.2%
Adjustment for intangible amortization	0.1%	0.1%	0.1%
Non-GAAP gross margin percentage	35.3%	34.4%	36.3%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2006 (Unaudited)	March 31, 2006 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$79,883	$81,588
Short-term investments	88,729	68,949
Accounts receivable, net	133,441	115,715
Inventories	121,376	116,782
Other current assets	29,548	19,542
Total current assets	452,977	402,576

Property and equipment, net	377,200	341,293
Goodwill	116,034	117,218
Investment in Jazz Semiconductor, Inc.	25,400	59,265
Long-term investments	717	584
Intangible assets, net	9,812	10,849
Other assets	4,741	3,658
Total assets	$986,881	$935,443

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$113,271	$102,772
Other short-term liabilities, net	4,119	260
Total current liabilities	117,390	103,032

Long-term debt, net	247,180	226,876
Other long-term liabilities	6,253	6,178
Total liabilities	370,823	336,086

Shareholders' equity:
Total shareholders' equity	616,058	599,357

Total liabilities and shareholders' equity	$986,881	$935,443